UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2017

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on October 6, 2017.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•         liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•         failing to maintain and protect our brand, independence, and reputation;

•         failing to differentiate our products and continuously create innovative, proprietary research tools;

•         failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•         trends in the asset management industry, including the increasing popularity of passively managed investment vehicles;

•         liability associated with the storage of personal information related to individuals as well as portfolio and account-level information;

•         liability relating to the acquisition or redistribution of data or information we acquire or errors included therein;

•         compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations;

•         the failure of acquisitions and other investments to produce the results we anticipate;

•         downturns in the financial sector, global financial markets, and global economy;

•         the effect of market volatility on revenue from asset-based fees;

•         a prolonged outage of our database, technology-based products and services, or network facilities; and

•         challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India.

Investor Questions and Answers: September 6, 2017

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and make written responses available on a regular basis. The following answers respond to selected questions received through September 4, 2017.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Gross Margin

1.             In Q2’17, revenue increased $20M relative to Q1’17 yet the Cost of Revenue line was actually lower by -$2M. How did you hold costs down and are these higher levels of gross margin (~470bps of sequential improvement) sustainable?

The sequential decrease in cost of revenue between the first and second quarters of 2017 was mainly driven by a higher level of capitalized software development, reflecting an increase in development activity as well as additional software development relating to the PitchBook business that we acquired. We expect cost of revenue and gross margin to vary going forward based on the level of capitalized software development, depreciation and amortization, and other factors, such as headcount growth and bonus expense. However, we’re also being careful with our costs and working to return our margin to more normal levels after a period of heavier investment.

Organic Revenue Growth

2.             Do you view the increase in organic revenue growth [in the second quarter of 2017] as reflective of the appropriate level of medium-and long-term growth or was it helped by one-time or episodic revenue items? Please provide us your perspective across the three major categories of revenue type – license, asset-based, and transactional.

In the second quarter of 2017, organic revenue increased 9.2% compared with the same period in 2016. There weren’t any significant one-time revenue items that boosted this growth rate, and we believe this growth rate is reflective of underlying business growth during the quarter.

Revenue increased across all three major categories during the quarter. License-based revenue, which made up nearly three-fourths of our consolidated revenue base for the quarter, increased 16.5% year over year, with growth driven by larger products such as Morningstar Data, Morningstar Direct, Morningstar Advisor Workstation, and the PitchBook Platform. Asset-based revenue, which made up about 20% of consolidated revenue, expanded by 13.5%, mainly driven by strong growth in Morningstar Managed Portfolios and Workplace Solutions. Finally, one-time revenue, which made up about 7% of consolidated revenue, increased by 13.1%, mainly reflecting stronger results in Morningstar Credit Ratings versus the second quarter of 2016.

Asset-Based Fees

3.             Is there industry pricing pressure on asset-based revenue on a basis points per dollars of asset-basis? Or, are these fee levels sustainable even with the rise of index-based alternatives?

Industry-wide pricing pressure on asset-based fees is a powerful trend that will likely affect nearly everyone—including Morningstar. However, we believe we’re well-positioned for these changes and can continue to expand our revenue base by increasing assets under management and advisement enough to offset any fee pressure. We have plans underway to launch a series of Morningstar-managed funds, which we believe will help lower fees for investors. In our retirement business, we’re focusing on low-cost collective investment trusts (CITs) based on Morningstar’s indexes. These indexes leverage our Total Wealth Approach to investing and can help lower fees for retirement plan participants. Overall, we’re adapting our business to the changing fee landscape and believe we have an opportunity to capitalize on these industry-wide shifts.

PitchBook

4.             PitchBook is growing nicely, what is the rough gross margin profile for that business today - is it higher or lower than corporate average of high-50%? What can gross margins hit when the business achieves scale?

We have not disclosed details about PitchBook’s gross margin profile. However, we do disclose information about operating income excluding PitchBook, which indicates that the addition of PitchBook (including incremental operating expense for a management bonus plan, intangible amortization, and other operating expense) has reduced Morningstar’s operating margin by about three percentage points for the first six months of 2017. (Please see page 29 of our second-quarter 10-Q for more details.) Over time, we expect PitchBook to achieve a similar operating margin profile as the rest of Morningstar, although additional expense for the management bonus plan and intangible amortization will continue to impact operating margins over the next few years.

Capitalized Software

5.             Capitalized software is up meaningfully in 2017 ($24M YTD Q2’17) vs. 2016 ($12M YTD Q2’16). The addition of PitchBook and accelerating development of major software platforms is called out as key drivers in your 10-Q. Looking out over the next 1-2 years, what is the right level of annualized capitalized software that we should anticipate? Is 2017 higher as it is a re-investment year, or is this the right run-rate we should expect going forward?

As you mentioned, the increase in capitalized software development reflects an increase in development activity as well as the PitchBook acquisition. Going forward, we plan to continue investing in the business to build shareholder value over time, and we expect to always have ongoing development activities relating to our major software platforms. However, the past couple of years have had a higher-than-usual level of development activity, so we don’t expect capitalized software to continue increasing at the same rate in future years.

Morningstar Investment Management

6.             I would like to get a better understanding of the Morningstar Investment Management business. While you have disclosed a breakdown of AUM/AUA by product type, it would be helpful to know the contribution to revenue from Morningstar Managed Portfolios in order to better understand the trajectory of Morningstar Investment Management revenues, especially in light of the expected decline in the Institutional Asset Management business?

In recent years, we’ve shifted our strategic focus away from more customized investment advisory work to ensure that our strategies reflect Morningstar’s best thinking, align with our investment principles, and can be scaled across multiple platforms. Because of this shift, revenue from our institutional asset management business has declined. We are currently focusing most of our investment management efforts on Morningstar Managed Portfolios, which now makes up approximately two-thirds of total revenue for Morningstar Investment Management. We believe this focus will position us to take advantage of the growing global trend toward outsourced investment management.

7.             Also, in 2016 there was an increase in overall Investment Management AUM/AUA to $96 billion, including a $4 billion inflow into Managed Portfolios. However there was a decline in revenues. Does this suggest fee pressures or some other mix effect?

The revenue decline was a side effect of the strategic shift we mentioned in our response to the previous question, as revenue declined for our legacy institutional asset management business in 2016. However, now that the mix has changed and Morningstar Managed Portfolios makes up the majority of revenue, it’s naturally emerging as the primary driver of results in this area.

Morningstar Advisor Workstation

8.             Joe/Kunal have spoken about how ultimately Morningstar Advisor Workstation users will be migrated over to Direct. Can you elaborate on this – over what period of time will this occur and broadly speaking what will be the revenue impact of this migration?

Our plan is to migrate Morningstar Advisor Workstation users onto the same platform as Direct over the next several years. Although Morningstar Advisor Workstation and Morningstar Direct will be on the same platform, we will still have different “editions” or bundles of capabilities that correspond to the capabilities available in these two products today. We expect this shift to be revenue neutral over time.

Morningstar Direct

9.             Direct is one of the firm’s five areas of significant growth – can we take that to mean it is expected to add at least $100m in revenue over 10 years net of the likely decline in Advisor Workstation revenues?

Yes.

Morningstar Indexes

10.      At the 2017 annual shareholder meeting, Kunal Kapoor described how the Indexes business has hit the tipping point where it is going to be more meaningful. Yet at the same time Indexes was dropped as one of Morningstar’s Five Key Investment Areas, replaced by the broader Morningstar Data (including Indexes). Did this reflect a reassessment by management of the likelihood that Indexes will add at least $100m in revenue over 10 years? I estimate that annual revenues for Indexes is c.$10m – is that roughly correct?

The decision to make Morningstar Data one of our five key investment areas was driven by our interest in making sure we maximize the value of our data assets. Morningstar Data is our single largest product, core to Morningstar’s value proposition, and (along with research) an area where Morningstar has a clearly defined competitive advantage. We also see significant revenue opportunities for Morningstar Data (including Morningstar Indexes) going forward.

Our view of the potential for Morningstar Indexes has not changed. We still expect this area to meet the $100 million threshold for additional annual revenue looking 10 years out, mainly driven by additional revenue from collective investment trusts and other ETF-linked investment products.

We don’t disclose stand-alone revenue for Morningstar Indexes.

Morningstar Equity Research

11.      How do you sell, distribute, and charge for Morningstar Equity Research? Can you disclose what revenues it generates (even ball-park) and whether the business is profitable on a stand-alone basis? In what way is the business likely to be developed over the coming years? Do you have any thoughts on whether Morningstar Equity Research will see much benefit from MiFID II (research unbundling)?

Our equity research business has been growing nicely over the past several years as our differentiated approach and strong long-term performance have resonated with investors. We monetize our equity research by licensing it for redistribution to banks, wealth management firms, and online brokers, as well as offering an institutional research service and analyst access for buy-side equity investors. We distribute this research through data feeds, APIs, and third-party platforms, as well as our own branded products and platforms.

Pricing for Morningstar Research varies based on the level of distribution, the type of investors who are using our research, the number of securities or investment strategies covered, the amount of additional coverage and client support required, and the length of the contract term.

We do not disclose revenue for Morningstar Equity Research but it is profitable on a stand-alone basis. This product line has also been growing faster than Morningstar’s overall growth rate for the past several years. As many equity research providers have been cutting back in this space, we have been investing in this capability by adding analysts to build out our global coverage in Europe and Asia. We plan to continue developing the business by expanding the number of clients we reach in these markets (as well as our more established markets in North America) in the coming years.

It’s a little too early to tell how things will shake out for us with MiFID II. We don’t receive soft dollars for our equity research in Europe, so from that perspective, MiFID II won’t be a negative. More broadly, while we anticipate that the research cost unbundling requirements under MiFID II should create demand for independent research (including ours), we also anticipate that firms will have less money to spend overall on research. We have also seen many traditional sell-side brokers re-evaluating their business models for equity research. Some notable firms have already announced plans to exit the equity research business, and we anticipate that as MiFID II comes into effect in 2018, there may be some additional firms exiting the space. That would potentially create a tailwind for us as buy-side investors could benefit from our breadth of global coverage. How all of these factors balance out remains to be seen, though.

Acquisitions

12.      I estimate the company has made around 30 acquisitions since 2003 at a cost of over $750m, almost half of free cash flow generated over the period. Does management or the board of directors carry out periodic ‘post-mortem’ reviews of how those acquisitions have subsequently performed relative to expectations and to examine whether and which acquisitions are adding value? If yes, are there examples of lessons learned which have led to a change of approach?

About one-fourth of this amount was for PitchBook, which we acquired in December 2016 and has so far fully met our expectations. Absent PitchBook, the majority of the acquisitions were made a while ago, including numerous overseas acquisitions that we made to establish our operations outside the United States. Since then, we have largely been focusing on organic growth.

For the acquisitions we do make, our management team closely tracks performance and conducts regular reviews, including post mortem analyses that we discuss with our board of directors. We have not significantly changed our approach because of these reviews, but are always focused on learning from experience and changing our process as needed.

We also conduct periodic reviews of our entire business portfolio and have made a few smaller divestitures from time to time. For example, we recently sold HelloWallet, a personal financial wellness business we acquired in June 2014. While the acquisition was positive in many respects, not all of our original assumptions played out as expected and we decided that HelloWallet would be a better fit for its new owner, which focuses on retail banking.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: September 6, 2017	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer